CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer International Growth Fund:

We consent to the use of our report dated January 22, 2019, with respect to the financial statements and financial highlights of Oppenheimer International Growth Fund (the “Fund”) as of November 30, 2018, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

                                                           /s/ KPMG LLP

KPMG LLP

Denver, Colorado

January 24, 2019